UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2005

Lightbridge, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Corporate Drive, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-359-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2005, we entered into a Second Amendment of Lease with Arthur Pappathanasi, Trustee of 330 Scangas Nominee Trust, for property located at 330 Lynnway, Lynn, Massachusetts to extend the term of our Lease for up to an additional two years subject to Landlord’s right to terminate the Lease on or after February 1, 2007 upon twelve (12) months’ notice. The current term under the Lease will expire on December 31, 2007 unless earlier terminated as provided under the Lease. Base rent for the period from August 1, 2005 through December 31, 2007 is $29,874 per month.

Item 9.01 Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge, Inc.

September 12, 2005	By:	Eugene J. DiDonato

Name: Eugene J. DiDonato
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment of Lease dated September 7, 2005 by and between the Company and Arthur Pappathanasi, Trustee of 330 Scangas Nominee Trust